TRANSOCEAN LTD. ANNOUNCES EARLY RESULTS OF CASH TENDER OFFERS

ZUG, SWITZERLAND – June 26, 2017 –  Transocean Ltd. (NYSE: RIG) announced today the early results of its previously announced cash tender offers (the “Tender Offers”) by Transocean Inc., its wholly-owned subsidiary (collectively with Transocean Ltd., “Transocean”), to purchase up to U.S. $1.5 billion aggregate principal amount of the following series of notes issued by Transocean Inc. (collectively, the “Notes”):

•	2.500% Senior Notes due 2017 (the “2017 Notes”)
•	7.375% Senior Notes due 2018 (the “7.375% 2018 Notes”)
•	6.000% Senior Notes due 2018 (the “6.000% 2018 Notes”)
•	6.500% Senior Notes due 2020 (the “2020 Notes”)
•	6.375% Senior Notes due 2021 (the “2021 Notes”)

According to information received from D.F. King & Co., Inc. (“D.F. King”), the Depositary and Information Agent for the Tender Offers, as of 5:00 p.m., New York City time, on June 26, 2017 (that date and time, the “Early Tender Date”), Transocean Inc. had received valid tenders from holders of the Notes as outlined in the table below.

					$)		$)		$)
							U.S. Dollars per $1,000 Principal Amount of Notes
Title of Notes	Current Coupon(2)	CUSIP Number	Aggregate Principal Amount Outstanding (U.S. $)(2)	Principal Amount Tendered (U.S.$)	Tender Cap (U.S. $)	Acceptance Priority Level	Tender Offer Consideration(4) (U.S. $)	Early Tender Premium (U.S. $)	Total Consideration(1)(4) (U.S. $)
2.500% Senior Notes due 2017	4.500%	893830BD0	$ 423,485,000	$ 270,791,000	N/A	1	$ 989.19	$ 20.00	$ 1,009.19
7.375% Senior Notes due 2018	7.375%	893830AK5	$ 210,098,000	$ 127,498,000	N/A	2	$ 1,026.50	$ 20.00	$ 1,046.50
6.000% Senior Notes due 2018	6.000%	893830AS8	$ 718,788,000	$ 486,618,000	$ 400,000,000	3	$ 1,011.35	$ 20.00	$ 1,031.35
6.500% Senior Notes due 2020	6.500%	893830AY5	$ 501,804,000	$ 202,617,000	$ 225,000,000	4	$ 1,037.50	$ 20.00	$ 1,057.50
6.375% Senior Notes due 2021	8.125%(3)	893830BB4	$ 545,424,000	$ 211,559,000	$ 225,000,000	5	$ 1,055.00	$ 20.00	$ 1,075.00

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(1)	Includes the Early Tender Premium.
(2)	As of the date hereof.
(3)	The coupon on the 6.375% Senior Notes due 2021 has increased to 8.375% on June 15, 2017.
(4)	Holders will also receive accrued and unpaid interest from the last interest payment with respect to Notes to, but not including, the applicable Settlement Date (as defined in the Offer to Purchase).

Transocean Inc. will accept for purchase in full all Notes validly tendered (and not validly withdrawn) on or before the Early Tender Date, subject to (i) the Tender Caps, if any, set forth above with respect to each series of Notes and (ii) all conditions to the Tender Offers having been either satisfied or waived by Transocean Inc. Such Notes will be purchased on the “Early Settlement Date,” which is currently expected to occur on or about June 27, 2017, subject to all conditions to the Tender Offers having been either satisfied or waived by Transocean Inc.

As previously announced, the aggregate principal amount of the 6.000% 2018 Notes that may be purchased pursuant to the Tender Offers may not exceed $400,000,000 (the “6.000% 2018 Notes Tender Cap”). As of the Early Tender Date, the 6.000% 2018 Notes Tender Cap has been exceeded and, as a result, Transocean Inc. will not accept for purchase any additional 6.000% 2018 Notes tendered in the Tender Offers after the Early Tender Date. The proration factor for the 6.000% 2018 Notes is approximately 82%.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable Settlement Date (as such term is defined in the Offer to Purchase).

The Tender Offers are being made pursuant to the terms and conditions described in Transocean Inc.’s Offer to Purchase, dated June 13, 2017 (the “Offer Document”).

Subject to the terms and conditions of the Tender Offers, the consideration for each U.S. $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offers will be the tender offer consideration for such series of Notes set forth in the Offer Document (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that were validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offers will receive the applicable Total Consideration (as defined below) for such series, which includes the early tender premium for such series of Notes set forth in the Offer Document (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”).

The Tender Offers will expire at midnight, New York City time, at the end of July 11, 2017, unless extended or earlier terminated by Transocean Inc. (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. The settlement date, if necessary, for Notes validly tendered after the Early Tender Date and on or before the Expiration Date and which are accepted for purchase (the “Final Settlement Date”) is expected to occur on the first business day following the Expiration Date. Since the Withdrawal Date (as defined in the Offer to Purchase) has passed, Notes tendered after the Early Tender Date may not be withdrawn, subject to applicable law.

The Tender Offers are subject to the conditions described in the Offer Document.  Full details of the terms and conditions of the Tender Offers are set forth in the Offer Document, which is available from D.F. King. Transocean Inc. may amend, extend or terminate any of the Tender Offers at any time.

Wells Fargo Securities, LLC and Credit Agricole Securities (USA) Inc. are the dealer managers in the Tender Offers. D.F. King & Co., Inc. has been retained to serve as both the depositary and the information agent for the Tender Offers. Questions regarding the Tender Offers should be directed to Wells Fargo Securities, LLC at (toll-free) (866) 309-6316 or (collect) (704) 410-4760,  Credit Agricole Securities (USA) Inc. at (toll-free) (866)-807-6030 or (collect) (212) 261-7802. Requests for copies of the Offer to Purchase and other related materials should be directed to D.F. King & Co., Inc. at (email) transocean@dfking.com, (toll-free) (888) 625-2588 or (collect) (212) 269-5550.

None of Transocean Ltd., Transocean Inc., their respective boards of directors, the dealer managers, the depositary or the information agent, the trustees with respect to the Notes or any of Transocean Inc.’s or their respective affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offers. The Tender Offers are made only by the Offer to Purchase. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Transocean Inc. by the dealer managers or one or more registered brokers or dealers who are licensed under the laws of such jurisdiction.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 44 mobile offshore drilling units consisting of 30 ultra-deepwater floaters, seven harsh environment floaters, three deepwater floaters and four midwater floaters. In addition, the company has four ultra-deepwater drillships under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements as defined in applicable securities laws (collectively referred to as “forward-looking statements”). Forward-looking statements include: statements regarding the terms and timing for completion of the Tender Offers, including the acceptance for purchase of any Notes validly tendered and the expected Expiration Date and Settlement Dates thereof; and the satisfaction or waiver of certain conditions of the Tender Offers.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Transocean Ltd. to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets, investor response to Transocean Inc.’s Tender Offers, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned against unduly relying on forward-looking statements. Forward-looking statements are made as of the date of the relevant document and, except as required by law, Transocean undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647